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                                                                    Exhibit 21.1
                              LEVEL 8 SYSTEMS, INC.
              LIST OF SUBSIDIARIES BY JURISDICTION OF INCORPORATION


All Companies are 100% owned unless otherwise noted.


Argentina:

     SEER Technologies de Argentine S.A.


Australia:

     Level 8 Systems Australia Pty Limited

     Template Software SE Asia Pty


Austria:

     Milestone Software GmbH

Barbados:

     Level 8 FSC, Inc.


Benelux:

     Level 8 Benelux B.V.


Brazil:

     SEER Technologies do Brazil Ltda.


Canada:

     Level 8 Canada, Inc.
          Domestic Province:           Ontario

          3020126 Canada Inc.
          Domestic Province:           Canada

Denmark:

     Level 8 Denmark ApS

France:

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     Level 8 France S.A.R.L.

     Template Software S.A.

Germany:

     Level 8 Europe (Deutschland) GmbH

     Template Software GmbH

     Template Software Holding GmbH

     Template Software Geschaftsfuhrungs GmbH




Ireland:

     Level 8 Ireland Limited


Italy:

     Level 8 Italia S.r.L.


Mexico:

     SEER Technologies de Mexico S.A. de C.V.

     Template Software de Mexico, S.A. de C.V.

Korea:

     SEER Korea Co., Limited


Spain:

     Level 8 Espana, S.L.


Sweden:

     Level 8 Systems Nordic AB

Switzerland:

     Milestone Software AG (20% owned)

United Kingdom:

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     Level 8 Systems (U.K.) Limited

     Template Software, UK Limited

     Template Software Limited


United States:

Parent Company:

   Level 8 Systems, Inc.
     State of Incorporation:           Delaware

Subsidiary:

     SEER Technologies, Inc.
          State of Incorporation:      Delaware

     Level 8 Technologies, Inc.
          State of Incorporation:      New York

     SEER Technologies (Worldwide Holdings) Limited
          State of Incorporation:      Delaware

     ProfitKey International, Inc.
          State of Incorporation:      Delaware

     Momentum Software Corporation
          State of Incorporation:      Delaware

     Transfer Flow, Inc.
          State of Incorporation:      Delaware

     TSAC, Inc.
          State of Incorporation:      Delaware

     TSGS, Inc.
          State of Incorporation:      Delaware

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